Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2021 by and among Vincerx Pharma, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A.    The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the SEC (as defined below) under the 1933 Act;

B.    The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of 3,500,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

C.    Contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor shall, for purposes hereof, be deemed to be an Affiliate of such Investor.

“Aggregate Purchase Price” means, with respect to each Investor, the aggregate amount to be paid for the Shares purchased hereunder as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price” on Exhibit A attached hereto in United States dollars and in immediately available funds.

“Applicable Laws” means, with respect to any Person, the common law and any federal, provincial, state, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees or settlement agreements (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, including all Health Care Laws, in each case whether or not having the force of law and, in each case, that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Business Day” means a day, other than a Saturday, Sunday, or day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City generally are open for use by customers on such day.

“Bylaws” has the meaning set forth in Section 4.7.

“Certificate of Incorporation” has the meaning set forth in Section 4.3.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, directly or indirectly, Common Stock.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means the actual knowledge of any of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company and the knowledge that any such executive officer would be expected to have after reasonable due diligence inquiry.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.33.

“DTC” has the meaning set forth in Section 4.19.

“EDGAR system” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.15.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.17, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.26, 4.27, 4.28, 4.30, 4.32 and 4.35.

“GAAP” has the meaning set forth in Section 4.17.

“Governmental Authority” means any federal, state, foreign or international government, regulatory or administrative agency, any state or other political subdivision thereof having jurisdiction over the Company or any of its subsidiaries, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. For the avoidance of doubt, Governmental

Authority shall include each of the Regulatory Authorities, the SEC, the Principal Trading Market, the Financial Industry Regulatory Authority and any agency, branch or other governmental body, entity or panel charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws, including any Medicare or Medicaid administrators, contractors, intermediaries or carriers.

“Health Care Laws” means all Applicable Laws relating to the provision and/or administration of, and/or payment for, health care services, items and supplies including, without limitation, including without limitation Applicable Laws related to: (a) fraud and abuse, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act 18 U.S.C. § 287, the False Statements Relating to Health Care Matters Act (18 U.S.C. § 1035), the Health Care Fraud Act (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the laws regarding Exclusion and Civil Monetary Penalties (42 U.S.C. §§ 1320a-7, 1320a-7a and 1320a-7b), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173), and any state, commonwealth or local laws similar to any of the foregoing; (b) the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152); (c) Medicare, Medicaid, CHAMPVA, TRICARE, the State Children’s Health Insurance Program (Title XXI of the Social Security Act), and any other third party payor programs; (d) the licensure, permitting, registration or regulation of healthcare providers, suppliers, professionals, facilities or payors; (e) patient health care; (f) quality, safety certification and accreditation standards and requirements; (g) billing, coding or the submission or payment of claims or collection of accounts receivable or refund of overpayments; (h) HIPAA; (i) the practice of medicine and other health care professions or the organization of medical or professional entities; (j) state kickback, fee-splitting, false claims, or self-referral prohibitions; (k) the Federal Controlled Substances Act (21 U.S.C. 801 § et. seq., and all rules and regulations of the United States Drug Enforcement Administration), the federal Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), including current Good Manufacturing Practices, and similar standards of the United States Food and Drug Administration, and any related state laws and regulations; (l) the Clinical Laboratory Improvement Amendments and the regulations promulgated thereunder and similar state laws; (m) the provision of free or discounted care or services; (n) laws and regulations regulating the generation, transportation, treatment, storage, disposal and other handling of medical or radioactive waste, and (o) any and all other applicable health care laws, regulations, and manual provisions, policies and administrative guidance, each of clauses (a) through (o) as may be amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated thereunder from time to time.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any federal, state and local laws regulating the privacy and/or security of individually identifiable health information, including, without limitation, state laws providing for notification of breach of privacy or security of individually identifiable health information, in each case with respect to the Applicable Laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor Questionnaire” has the meaning set forth in Section 5.8.

“Legacy Holders” has the meaning set forth in Section 7.5(a).

“Liens” has the meaning set forth in Section 4.1

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents, or (iii) the ability of the Company to perform its obligations under each of the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect;” provided that the foregoing exception shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether a Material Adverse Effect has occurred.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed, was required to be filed or will be required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” mean SVB Leerink LLC, LifeSci Capital, LLC, and Cantor Fitzgerald & Co.

“Press Release” has the meaning set forth in Section 9.7.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is and shall be the Nasdaq Capital Market.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement Effective Date” has the meaning set forth in Section 7.4.

“Regulation D” has the meaning set forth in the recitals to this Agreement.

“Regulatory Authorities” has the meaning set forth in Section 4.30.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“Sanctions” has the meaning set forth in Section 4.31.

“Sanctioned Country” has the meaning set forth in Section 4.31.

“Sarbanes-Oxley” has the meaning set forth in Section 4.34.

“SDN List” has the meaning set forth in Section 4.31.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the Pink Market of OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Unrestricted Conditions” has the meaning set forth in Section 7.4.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.    Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The purchase price per Share shall be $14.50.

3.    Closing.

3.1    Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but in no event later than the third Trading Day after the date hereof, and of which the Investors will be notified in advance by the Placement Agents or the Company.

3.2    On the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, an amount equal to the Aggregate Purchase Price to be paid by the Investor for the Shares to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price” on Exhibit A attached hereto.

3.3    At or before the Closing, the Company shall deliver or cause to be delivered (or in the case of certificates requested by Investors, use its best efforts to cause the Company’s transfer agent to deliver) to each Investor the number of Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The Shares shall be delivered via a book-entry record through the Company’s transfer agent (or, at the request of any Investor, by issuance of a certificate in the name of such Investor, duly executed on behalf of the Company and countersigned by the Company’s transfer agent representing such Shares). Unless the Company and an Investor otherwise mutually agree with respect to such Investor’s Shares, at Closing settlement shall occur on a “delivery versus payment” basis.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as described in the SEC Filings (as defined below) made after December 31, 2020 and at least five (5) Business Days prior to the date hereof, but excluding any disclosures set forth under the headings “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature, which qualify these representations and warranties in their entirety(provided that the Fundamental Representations shall not be so qualified):

4.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company owns 100% of the outstanding equity securities of each of its subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (“Liens”).

4.2    Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors or stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3    Capitalization. The Company is authorized under its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to issue 120,000,000 shares of Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities laws and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement and as described in the SEC Filings, no Person has the right to (i) require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, or (ii) prohibit the Company from filing a registration statement under the 1933 Act. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4    Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5    Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person (including stockholders), Governmental Authority or official other than (a) post-sale filings pursuant to applicable state and federal securities laws, (b) filings pursuant to the rules and regulations of Nasdaq, and (c) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6    Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.7    No Material Adverse Change. Since December 31, 2020, except as identified and described in the SEC Filings filed at least five Business Days prior to the date hereof, there has not been:

(i)    any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)    any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii)    any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv)    any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)    any satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi)    any change or amendment to the Certificate of Incorporation or the Company’s Amended and Restated Bylaws (the “Bylaws”), or material change to any Material Contract;

(vii)    any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(viii)    any material transaction entered into by the Company other than in the ordinary course of business;

(ix)    the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x)    any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.8    SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. On December 30, 2020, the Company filed with the SEC a Current Report on Form 8-K that included current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that was then no longer an issuer described in paragraph (i)(1)(i) of Rule 144. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

4.9    No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a

Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or the Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiary, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.15.

4.10    Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).

4.11    Title to Properties. Each of the Company and its subsidiaries has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Liens and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and each of its subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12    Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

4.13    Labor Matters.

(a)    Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, neither the Company nor any of its subsidiaries has violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)    No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14    Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the SEC Filings to be conducted, and except as described in the SEC Filings, there are no rights of third parties to any such Intellectual Property, including no Liens. To the Knowledge of the Company, (a) the business of the Company and its subsidiaries as now conducted does not give rise to any infringement, misappropriation or violation of any valid and enforceable intellectual property rights of any other Person that would reasonably be expected to have a Material Adverse Effect, and (b) there is no material infringement by third parties of any such Intellectual Property. Such Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property or the validity or scope of any such Intellectual Property, including interferences, oppositions, reexaminations or government proceedings. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. Each Company employee involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company.

4.15    Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), nor has the Company or any of its subsidiaries released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16    Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17    Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, to the extent corrected by a subsequent restatement, at the time of such subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.18    Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19    Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq. The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. To the Company’s Knowledge, the Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC. The SEC has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

4.20    Brokers and Finders. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.21    No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.22    No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Rule 506(b) of Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.23    Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares does not contravene, or require stockholder approval pursuant to, the rules and regulations of Nasdaq.

4.24    Transactions with Affiliates. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Filings pursuant to the 1933 Act, the 1934 Act, or the rules promulgated thereunder that is not so described.

4.25    Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since the end of the Company’s most recent audited fiscal year, except as described in the SEC Filings, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.26    Disclosures. Neither the Company nor any Person acting on its behalf has provided any Investor or any of their respective agents, representatives or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Press Release (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.27    Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.28    Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29    Tests and Preclinical and Clinical Trials. All clinical and pre-clinical trials conducted by or on behalf of, or sponsored by, the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described or referred to in the SEC Filings were and, if still pending, are being conducted, in all material respects, in compliance with the experimental protocols established for such trials, with accepted medical and scientific standards, and with all applicable statutes and rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements. The descriptions of the clinical and pre-clinical trials, including the results thereof, contained in the SEC Filing are accurate and complete in all material respects and fairly present the data derived from such trials in all material respects; and the Company does not have Knowledge of any other clinical or pre-clinical trials, the results of which reasonably call into question the results described in the SEC Filings. Neither the Company nor its subsidiaries has received any notices or correspondence from the Regulatory

Authorities or institutional review boards or comparable authorities requiring the termination, suspension, material modification or clinical hold of any clinical or pre-clinical trials being conducted by or on behalf of the Company, and to the Company’s Knowledge, there are no reasonable grounds for the same.

4.30    Regulation M Compliance. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

4.31    Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor to the Company’s Knowledge, any of their respective officers, directors, managers, agents, employees, or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company and each of its subsidiaries is in compliance in all material respects with all U.S. economic sanctions laws, all executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. State Department. None of the Company or any of its subsidiaries (A) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (B) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, (C) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (D) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement would be prohibited by applicable U.S. law.

4.32    No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4.33    Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived),(ii) in violation of any judgment, decree or order of any court, arbitrator or Governmental Authority or (iii) in violation of any Applicable Law (including any Health Care Law), except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries has made all material notifications, submissions, and reports that are a responsibility of the Company or any of its subsidiaries and required by any Governmental Authority or any Health Care Law, and all such notifications, submissions and reports were true, complete, and correct in all material respects as of the date of submission to any Governmental Authority. There has not been any material violation of any Health Care Laws by the Company or any of its subsidiaries in its product development efforts, submissions, record keeping or reports to any Governmental Authority that would reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action. To the Company’s Knowledge, there are no civil or criminal proceedings relating to the Company or any of its subsidiaries or any officer, director or employee of the Company or any of its subsidiaries that involve a matter within or related to any Governmental Authority’s jurisdiction or any allegations of material non-compliance with Health Care Laws. Neither the Company nor any of its subsidiaries nor any Affiliate thereof has received any written adverse notice from any Governmental Authority (i) alleging material non-compliance with Health Care Laws or (ii) as to the approval or approvability of any therapeutic or other product.

4.34    Sarbanes-Oxley. The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (“Sarbanes-Oxley”). Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of its subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents to the Company’s board of directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. There have been no internal or SEC investigations regarding accounting or financial reporting discussed with, reviewed by or initiated at the direction of any of the Company’s executive officers, the Company’s board of directors or any committee thereof.

4.35    No Manipulation of Prices. None of the Company or any of its subsidiaries, or, to the Company’s Knowledge, any of their respective officers, directors or Affiliates and, to the Company’s knowledge, no one acting on any such Person’s behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries in connection with the sale of the Shares.

5.    Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1    Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2    Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3    Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Shares are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4    Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5    Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, and without reliance upon the Placement Agents, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Investor has not relied on any information or advice furnished by or on behalf of the Placement Agents in connection with the transactions contemplated hereby. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the other Transaction Documents.

5.6    Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only pursuant to certain exemptions from such registration requirement.

5.7    Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Shares may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

5.8    Accredited Investor. Such Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, and (iv) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. Based on 17,521,075 shares of Common Stock issued and outstanding, after giving effect to the purchase of the Shares hereunder, such Investor, together with its Affiliates, will not beneficially own more than 19.9% of the Company’s outstanding Common Stock or voting power. For the avoidance of doubt, nothing contained in this Section 5.8 shall limit the ability of such Investor to rely on any representation or warranty made by the Company in any Transaction Document.

5.9    Placement Agents. Such Investor hereby acknowledges and agrees that (a) each Placement Agent is acting solely as a placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) each Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) each Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) each Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

5.10    No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.11    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12    Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, any Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent deemed necessary by such Investor to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.13    No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.14    No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.15    Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.16    No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.17    Shell Company Status. Each Investor hereby acknowledges that the Company was previously an issuer identified in Rule 144(i)(1).

5.18    Representations by Non-United States persons. If Investor is not a United States person, the Investor hereby represents that the Investor has satisfied the laws of the Investor’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Transaction Documents, including (i) the legal requirements within the Investor’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Investor’s subscription and payment for, and the Investor’s continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

6.    Conditions to Closing.

6.1    Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)    The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except if such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)    The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)    The Company shall have executed and delivered the Registration Rights Agreement.

(d)    The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares.

(e)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)    The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (i), and (j) of this Section 6.1.

(g)    The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of Shares, certifying the current versions of the Certificate of Incorporation and the Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)    The Investors shall have received an opinion from Pillsbury Winthrop Shaw Pittman LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(i)    There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(j)    No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the Common Stock.

6.2    Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing to any Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)    The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date with the same force and effect as if they had been made on and as of such date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)    Such Investor shall have executed and delivered the Registration Rights Agreement.

(c)    Such Investor shall have paid in full the Aggregate Purchase Price set forth opposite the name of such Investor under the heading “Aggregate Purchase Price” on Exhibit A attached hereto to the Company.

6.3    Termination of Obligations to Effect Closing; Effects.

(a)    The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)    Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement;

(ii)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)    By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv)    By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Trading Day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)    In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.    Covenants and Agreements.

7.1    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.2    Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.3    Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.4    Removal of Legends; Transfer Restrictions.

(a)    The certificates (or electronic book entries, if applicable) evidencing the Shares shall not be required to contain or be subject to (and the Investor shall be entitled to removal of) any legend restricting the transfer thereof (including the legend set forth in Section 5.7) and shall not be subject to any stop-transfer instructions: (A) subject to receipt of representations reasonably satisfactory to the Company’s transfer agent, while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such Shares is effective under the Securities Act, (B) subject to receipt of customary representations, following any sale of such Shares pursuant to an effective registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such Shares, (C) subject to receipt of customary representations, following any sale of such Shares pursuant to Rule 144, or (D) subject to receipt of customary representations, if such Shares are eligible for sale under Rule 144(b)(1), (collectively, the “Unrestricted Conditions”). The Company agrees that, following the Registration Statement Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 7.4, it will cause the Transfer Agent to deliver to the Investor a certificate representing such Shares or, at the request of the Investor, deliver or cause to be delivered the Shares to the Investor by crediting the account of the Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer instructions (or similar notations), as promptly as reasonably possible (and will use it reasonable best efforts to cause such delivery to be effected no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period) following the delivery by the Investor to the Company or the Transfer Agent of a certificate representing

Shares issued with a restrictive legend and such other documentation as is required by the Transfer Agent and referenced above in this Section 7.4(a). Without limiting the obligations of the Company pursuant to the immediately preceding sentence, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, if required by the Transfer Agent to deliver a certificate (or effect an electronic transfer), free of any legends, in accordance with the immediately preceding sentence. For purposes hereof, “Registration Statement Effective Date” shall mean the date that the first Registration Statement covering the Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(b)    Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Shares only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if any Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell the Shares only in compliance with an exemption from the registration requirements of the 1933 Act.

7.5    Subsequent Equity Sales.

(a)    The Company shall not, without the consent of the Required Investors, (i) from the date hereof until the later of (x) sixty (60) days from the Closing Date and (y) fifteen (15) days following the effective date of the registration statement required to be filed by the Registration Rights Agreement, (A) issue shares of Common Stock or Common Stock Equivalents, or (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock, or (ii) from the date hereof until sixty (60) days after the date hereof, file with the SEC a registration statement under the 1933 Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 7.5 shall not apply to (i) the issuance of the Shares hereunder, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company outstanding on the date hereof or outstanding pursuant to clause (iii) or (v) below (provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof), (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the 1933 Act to register the offer and sale of securities under an equity incentive plan or employee stock purchase plan, (v) the issuance of additional shares of Common Stock that may be issuable to stockholders (the “Legacy Holders”) of Vincera Pharma, Inc. prior to the business combination (“Legacy Vincera Pharma”) pursuant to the terms of that certain Merger Agreement, dated as of September 25, 2020, by and among LifeSci Acquisition Corp., LifeSci Acquisition Merger Sub, Inc., Legacy Vincera Pharma and Raquel E. Izumi, as the representative of the Legacy Holders, or (vi) the issuance of any Common Stock or Common Stock Equivalents in connection with a transaction with an unaffiliated third party that includes a debt financing or a bona fide commercial relationship (including any joint venture, marketing or distribution arrangement, strategic alliance, research agreement, collaboration or corporate partnering agreement, intellectual property license agreement, acquisition agreement or other strategic or commercial transaction agreement with the Company).

(b)    From the date of this Agreement until six (6) months of the Closing Date, the Company shall not in any manner issue or sell any securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock (other than proportional adjustments as a result of stock splits, stock dividends or similar events).

(c)    The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.6    Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

7.7    Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company and will not execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transaction contemplated by this Agreement is first publicly announced (subject to the Company’s compliance with its obligations under Section 9.7) or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as all material terms of the sale of the Shares to the Investors pursuant to this Agreement are publicly disclosed by the Company, such Investor and its Affiliates will maintain the confidentiality of the existence and terms of this Agreement, other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent deemed necessary by such Investor to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.8    Information; Continued Listing. From the date of this Agreement until the earliest of (i) six months after such date as all of the Registrable Securities may be sold without restriction or limitation or compliance with any current public information requirement by the holders thereof pursuant to Rule 144 or any other rule of similar effect, (ii) such date as all of the Registrable Securities shall have been resold pursuant to a Registration Statement or Rule 144 and (iii) the first date following the Closing Date on which the Investor no longer holds any of the Shares, the Company shall (a) timely file (without giving effect to any extensions pursuant to Rule 12b-25 under the 1934 Act) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act, and the Company shall not terminate the registration of the Common Stock under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination, (b) take all action reasonably necessary to continue the listing and trading of the Common Stock on the Nasdaq Capital Market (or another Trading Market) and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq Capital Market

(or such other Trading Market), and (c) maintain the eligibility of the Common Stock for electronic transfer through the DTC. Each of the reports hereafter filed by the Company pursuant to the 1934 Act shall comply in all material respects with the applicable requirements of the 1934 Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company further covenants that it will take such further action as any holder of Shares may reasonably request to satisfy the provisions of this Section 7.8.

8.    Survival and Indemnification.

8.1    Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2    Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, partners, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person except to the extent such amounts have been finally judicially determined to have resulted solely from such Person’s fraud or willful misconduct.

8.3    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (plus local counsel) at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or which includes any admission as to fault, culpability or failure to act of such indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9.    Miscellaneous.

9.1    Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors; provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid, and effective for all purposes.

9.3    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Vincerx Pharma, Inc.

260 Sheridan Avenue, Suite 400

Palo Alto, CA 94306

Attention: Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

Attention: Gabriella A. Lombardi

Email: gabriella.lombardi@pillsburylaw.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5    Expenses. Except as otherwise provided in the Transaction Documents, the parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

9.6    Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver, and (ii) following the Closing, each holder of any Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Shares and the Company.

9.7    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent (which consent shall not be unreasonably withheld) of such Investor. By 8:30 a.m. (New York City time) on the Business Day immediately following the date this Agreement is executed, the Company shall issue one or more press releases disclosing all material terms of the transactions contemplated by this Agreement and any other material nonpublic information that the Company may have provided any Investor at any time prior to the filing of such press releases (the “Press Releases”). The Company acknowledges and agrees that from and after the issuance of the Press Releases, no Investor shall be in possession of any material nonpublic information received from or on behalf of the Company, its subsidiary or any of their respective officers, directors, employees, representatives or agents. No later than 5:30 p.m. (New York City time) on the Business Day immediately following the date this Agreement is executed, the Company will file a Current Report on Form 8-K attaching the details of the press release(s) described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide any Investor with any such material nonpublic information regarding the Company from and after the filing of the Press Releases without the express prior written consent of such Investor. The Company understands, acknowledges and agrees that (a) each Investor, its Affiliates and Persons acting on its behalf will rely on the provisions of this Section 9.7 in effecting transactions in the Shares and other securities of the Company and of other Persons, and (b) notwithstanding anything to the contrary contained herein, no Investor nor any Investor’s Affiliates, attorneys, agents or representatives shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company or any of its officers, directors, employees or agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 9.7 or (ii) otherwise possessed (or continued to be possessed) by the Investor (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 9.7.

9.8    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9    Benefit of Agreement. Each Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 4 and Section 5, respectively, of this Agreement. Each indemnified party is an intended third-party beneficiary of the provisions of Section 8 of this Agreement.

9.10    Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and the confidentiality agreement between the Company and each Investor (which confidentiality agreement shall be of no further force or effect following the publication of the Press Release) constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.11    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.13    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

9.14    Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placements Agent and its affiliates and representatives that:

(a)    None of the Placement Agents, their respective affiliates or representatives (i) has any duties or obligations other than those specifically set forth herein or in their respective engagement letters with the Company; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document, or (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(b)    The Placement Agents, their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) with respect to SVB Leerink LLC, be indemnified by the Company for acting as a Placement Agent hereunder pursuant to the indemnification provisions set forth in their engagement letter dated as of May 14, 2021.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

VINCERX PHARMA, INC.

By:	/s/ Ahmed Hamdy
Name:	Ahmed Hamdy
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

INVESTOR:

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

POINT72 ASSOCIATES, LLC

By:	/s/ Vincent Tortorella
Name:	Vincent Tortorella
Title:	Authorized Person

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

FOUR PINES MASTER FUND LP

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Sphera Biotech Master Fund LP

By:	/s/ Sean Tan
Name:	Sean Tan
Title:	Head of Trading

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Sphera Global Healthcare Master Fund

By:	/s/ Sean Tan
Name:	Sean Tan
Title:	Head of Trading

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory*

Address:

* Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to Hudson Bay Master Fund Ltd.

[Signature Page to Securities Purchase Agreement]

INVESTOR:

AFFINITY ASSET ADVISORS, LLC

By:	/s/ Michael Cho
Name:	Michael Cho
Title:	Managing Partner

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Monashee Solitaro Fund LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

BEMAP Master Fund Ltd

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Monashee Pure Alpha SPV I LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

SFL SPV I LLC

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Bespoke Alpha MAC MIM LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Monashee Managed Account SP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Mission Pure Alpha LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

DS Liquid Div RVA MON LLC

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	CCO, Monashee Investment Management LLC

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Schonfeld Strategic 460 Fund LLC

By: Schonfeld Strategic Advisors LLC, its investment advisor

By:	/s/ Thomas Wynn
Name:	Thomas Wynn
Title:	CCO

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Schonfeld Strategic UK Master Fund LP

By: Schonfeld Strategic Advisors (UK) LLP, its investment advisor

By:	/s/ Thomas Wynn
Name:	Thomas Wynn
Title:	CCO

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

KINGDON HEALTHCARE PRIVATE EQUITY, LLC

By: Kingdon Capital Management, LLC, as agent and investment manager

By:	/s/ William Walsh
Name:	William Walsh
Title:	Chief Financial Officer

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

M. KINGDON OFFSHORE MASTER FUND, LP

By: Kingdon Capital Management, LLC, as agent and investment manager

By:	/s/ William Walsh
Name:	William Walsh
Title:	Chief Financial Officer

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

J. GOLDMAN MASTER FUND, L.P.

By:	/s/ Sagan Weiss
Name:	Sagan Weiss
Title:	CCO of J. Goldman & Co., L.P. as its investment adviser

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

Address:

[Signature Page to Securities Purchase Agreement]

INVESTOR:

Pura Vida Master Fund, Ltd.

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Investor

Address:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor Name	Number of Shares	Aggregate Purchase Price
Deerfield Partners, L.P.	1,379,310	$19,999,995.00
Point72 Associates, LLC	344,827	$4,999,991.50
Rock Springs Capital Master Fund LP	320,689	$4,649,990.50
Four Pines Master Fund LP	24,138	$350,001.00
Sphera Biotech Master Fund LP	83,333	$1,208,333.00
Sphera Global Healthcare Master Fund	166,667	$2,416,667.00
Baker Brothers Life Sciences, L.P.	223,728	$3,244,056.00
667, L.P.	17,651	$255,939.50
Hudson Bay Master Fund Ltd.	200,000	$2,900,000.00
Affinity Asset Advisors, LLC	170,000	$2,465,000.00
Monashee Solitario Fund LP	30,986	$449,297.00
BEMAP Master Fund Ltd	35,880	$520,260.00
Monashee Pure Alpha SPV I LP	20,870	$302,615.00
SFL SPV I LLC	5,956	$86,362.00
Bespoke Alpha MAC MIM LP	4,751	$68,889.50
Monashee Managed Account SP	7,176	$104,052.00
Mission Pure Alpha LP	4,596	$66,642.00
DS Liquid Div RVA MON LLC	39,785	$576,882.50
Schonfeld Strategic 460 Fund LLC	114,000	$1,653,000.00
Schonfeld Strategic UK Master Fund LP	36,000	$522,000.00
Kingdon Healthcare Private Equity, LLC	31,800	$461,100.00
M. Kingdon Offshore Master Fund, LP	43,200	$626,400.00
J. Goldman Master Fund, L.P.	75,000	$1,087,500.00
Sabby Volatility Warrant Master Fund, Ltd.	69,657	$1,010,026.50
Pura Vida Master Fund, Ltd.	50,000	$725,000.00

Total	3,500,000	$50,750,000.00